ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is made and entered into as of this 24th day of May, 2013, by and among Stubbs Alderton & Markiles, LLP, a California limited liability partnership, as escrow agent (the “Escrow Agent”), W270, Inc., a Nevada corporation (“W270”) and Steve Saleen (“Saleen”).

RECITALS

A.              W270 and Saleen are parties to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among W270, Saleen, and the other parties signatory thereto, pursuant to which Transferee will acquire certain companies owned by Saleen (the “Merger Agreement”);

B.              Concurrently with the Merger Agreement, W270 and Saleen have entered into that certain Intellectual Property and Stock Assignment Agreement (“Assignment Agreement”) pursuant to which Saleen shall sell, convey, transfer, assign and deliver to W270 (i) the Transferred IP (as defined in the Assignment Agreement) and (ii) the capital stock of (a) SMS Retail – Corona, a California corporation, and (b) Saleen Automotive Show Cars, Inc., a Michigan corporation (collectively, the “Acquired Stock”), free and clear of any liens; and

C.              W270 and Saleen have agreed that the stock certificates and stock powers executed in blank regarding the Acquired Stock (the “Deposited Assets”) shall be deposited in escrow with the Escrow Agent, and released therefrom, on the terms set forth in this Escrow Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein and in the Assignment Agreement, it is hereby agreed as follows:

1.     Assignment Agreement. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Assignment Agreement. The Escrow Agent hereby acknowledges receipt of a copy of the Assignment Agreement, but, except for referring to definitions of certain undefined capitalized terms herein, the Escrow Agent is not charged with any duties or responsibilities under the Assignment Agreement.

2.     Deposit in Escrow. Concurrent with the execution of this Agreement Saleen shall deliver the Deposited Assets to the Escrow Agent, to be held and administered as provided herein. The Deposited Assets shall be held by the Escrow Agent in accordance with the terms set forth in this Escrow Agreement.

3.     Release of Deposited Assets.

3.1            Upon receipt of a certified copy of the Certificate of Merger regarding the merger of SMS Signature Cars, Inc. with and into Saleen California Merger Corporation and a certified copy of the Articles of Merger regarding the merger of Saleen Automotive, Inc. with and into Saleen Florida Merger Corporation, and written instructions to the Escrow Agent, signed by W270, instructing the Escrow Agent to deliver the Deposited Assets to W270, the Escrow Agent shall deliver the Deposited Assets to W270 as set forth in and in accordance with such written instructions. Concurrent with the delivery of such written instructions to the Escrow Agent, W270 shall deliver written notice of the same to Saleen, which notice shall advise Saleen that W270 is instructing the Escrow Agent to release the Deposited Assets and shall include a copy of the written instructions delivered to the Escrow Agent.

3.2            The Deposited Assets released from escrow by the Escrow Agent and delivered to W270, as required hereunder, shall no longer be subject to the terms and conditions of this Escrow Agreement and shall (so far as this Escrow Agreement is concerned) be and become the sole property of W270.

3.3            Upon the delivery of the Deposited Assets as required hereunder, this Escrow Agreement shall terminate.

4.     Escrow Agent Provisions.

4.1            The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto, except for the Escrow Agreement and the defined terms in the Assignment Agreement referred to herein. This Escrow Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Escrow Agreement or any other agreement, instrument or document, including the Assignment Agreement.

4.2            In performing any duties under this Escrow Agreement, the Escrow Agent shall not be liable to W270 or Saleen or any other person for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent or its employees. The Escrow Agent shall not incur any such liability for (i) any act or failure to act or for any act omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including, without limitation, any written statement or affidavit (including, without limitation, a facsimile or an e-mail) that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority.

4.3            If any controversy arises between the parties to this Escrow Agreement, or with any other person, concerning the subject matter of this Escrow Agreement, or its terms or conditions, the Escrow Agent shall not determine the controversy or be required to take any action regarding such controversy. In such event, in accordance with the provisions of Sections 4.2 and 4.4, the Escrow Agent shall not be liable for interest or damages, except in the case of gross negligence or willful misconduct on the part of the Escrow Agent or its employees. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the parties to any such controversy to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents held in escrow. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligation and liability imposed by the terms of this Escrow Agreement.

4.4            W270 and Saleen and their successors and assigns, jointly and severally, agree to reimburse the Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, claim, damage or expense (including, but without limitation, attorneys’ fees, costs and disbursements, and any costs of investigation that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Escrow Agreement) that the Escrow Agent may suffer or incur in connection with this Escrow Agreement and its performance hereunder or in connection herewith, except to the extent such loss, liability, claim, damage or expense arises from the Escrow Agent’s willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction.

4.5            The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

4.6            The provisions of this Section 4 shall survive the termination of the escrow arrangement contemplated hereby.

5.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when hand delivered or delivered by certified or registered mail (return receipt requested), or by courier (e.g., Federal Express), in every case addressed as follows (or at such other address for a person as shall be specified by like notice):

(a) If to the Escrow Agent, to:

Stubbs Alderton & Markiles, LLP

(b) If to W270, to:

W270, Inc.

(c) If to Saleen, to:

c/o SMS Signature Cars, Inc.

with a copy to (which shall not constitute notice)

Michaels Law Group

6.     Resignation. The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following thirty (30) days written notice to the parties to the Escrow Agreement herein. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder (but the Escrow Agent shall be entitled to the benefit of the provisions of Section 4). On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with the Deposited Assets and any and all related instruments or documents to any successor Escrow Agent agreeable to the parties, subject to this Escrow Agreement herein. If a successor Escrow Agent has not been appointed prior to the expiration of thirty (30) days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Escrow Agreement.

7.     Miscellaneous.

7.1            Counsel to W270. It is acknowledged by all parties hereto that the Escrow Agent is also acting as counsel to W270 in connection with the Assignment Agreement and this Escrow Agreement. Each party hereto, other than W270, acknowledges that Escrow Agent does not represent any such party in the absence of a clear and explicit agreement to such effect between such party and the Escrow Agent, and that in the absence of any such agreement, Escrow Agent shall owe no duties directly to any such party. In the event any dispute or controversy arises among the parties hereto, the parties acknowledge and agree that the Escrow Agent may represent W270 in any such dispute or controversy to the extent permitted by the California Rules of Professional Conduct, and each party hereby consents to such representation.

7.2            Successors and Assigns. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7.3            Headings. The captions set forth in this Escrow Agreement are for convenience only and shall not be considered as part of this Escrow Agreement or as in any way limiting or amplifying the terms and provisions hereof.

7.4            Counterparts. This Escrow Agreement may be executed in two or more counterparts, including PDF or facsimile copies hereof, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

7.5            Governing Law. THE TERMS OF THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTURED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE WITHIN SUCH STATE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

7.6            Entire Agreement; Amendment. This Escrow Agreement represents the entire agreement of the parties with respect to the deposit of the Deposited Assets with the Escrow Agent and the Escrow Agent is not bound by any other agreements that may exist among W270 and Saleen. This Agreement shall not be amended except pursuant to instructions in writing signed by all parties hereto.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Escrow Agreement has been executed in counterparts to be effective on the date first set forth above.

ESCROW AGENT:

Stubbs Alderton & Markiles, LLP

By: /s/ Louis Wharton
Name: Louis Wharton
Title: Partner

W270

W270, Inc.,

a Nevada corporation

By: ___/s/ Eric Stoppenhagen________________________

Name: Eric Stoppenhagen
Title: President

SALEEN

__/s/ Steve Saleen_________________________

Steve Saleen